Exhibit 10.79

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT

THIS Assignment And Subordination Of Development Agreement (this “Assignment”) is made and entered into effective as of July 1, 2014, by and among BR T&C BLVD., LLC, a Delaware limited liability company (“Borrower”) and MAPLE MULTI-FAMILY OPERATIONS, L.L.C., a Delaware limited liability company (“Developer”), for the benefit of COMPASS BANK, an Alabama banking corporation (“Compass”), and each of the financial institutions from time to time party to the Loan Agreement herein described (including Compass, the “Lenders”). Compass, in its capacity as Administrative Agent for itself and the other Lenders, is hereinafter referred to as “Agent”. Unless otherwise expressly set forth herein, Agent shall be deemed in all respects to be acting in the capacity of Agent for itself and all of the Lenders, as set forth in, and in accordance with, the Loan Agreement.

Recitals

A.           Borrower is the owner of that certain real property described on Exhibit A attached hereto (the “Property”).

B.           Lenders are making a loan (the “Loan”) to Borrower pursuant to the terms and conditions set forth in that certain Construction Loan Agreement (the “Loan Agreement”) of even date herewith executed by and among Agent, Lenders and Borrower and to be evidenced by one or more promissory notes in the aggregate principal amount of $57,000,000 (collectively, the “Notes”) and secured by, among other things, a certain Deed of Trust, Assignment of Rents and Security Agreement (the “Security Instrument”) which will encumber the Property (the Notes, the Security Instrument and all other instruments executed by Borrower or Guarantor and evidencing or securing the Loan, including this Agreement, being collectively referred to as the “Loan Documents”). Capitalized terms used but not defined in this Assignment shall have the meaning given to such capitalized terms in the Loan Agreement.

C.           Borrower, as owner, and Developer, as developer, have entered into that certain Development Agreement dated on or about the date hereof relating to the construction and development of the Property (the “Development Agreement”).

D.           Borrower has agreed to assign its rights under the Development Agreement to Agent, for the benefit of the Lenders, as additional security for the Loan.

E.           Developer has agreed to consent to this Assignment and to attorn to Agent, upon the occurrence of an Event of Default by Borrower under the Loan Documents, and to perform its obligations under the Development Agreement for Agent and Lenders, or to permit Agent to terminate the Development Agreement in accordance with the terms set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower, Agent and Developer agree as follows:

1.          Borrower hereby transfers, assigns and sets over to Agent, for the benefit of the Lenders, all right, title and interest of Borrower in and to the Development Agreement. Developer hereby consents to the foregoing assignment. The foregoing assignment is being made by Borrower to Agent as collateral security for the full payment and performance by Borrower of all of its obligations under the Loan Documents. However, except during the existence of an Event of Default (as defined in the Loan Agreement), Borrower may exercise all rights as owner of the Property under the Development Agreement, except as otherwise provided in this Assignment. The foregoing assignment shall remain in effect as long as the Loan, or any part thereof, remains unpaid, but shall automatically terminate upon the release of the Security Instrument by Agent.

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT – Page 1

2.          Borrower and Developer represent and warrant to Agent and Lenders that (i) the Development Agreement is unmodified and is in full force and effect, (ii) the Development Agreement is a valid and binding agreement enforceable against the parties in accordance with its terms, and (iii) none of the parties thereto is in default in performing any of its obligations under the Development Agreement.

3.          Borrower hereby covenants with Agent and Lenders that during the term of this Assignment: (a) Borrower shall not amend the Development Agreement in any material manner without Agent’s prior written consent; (b) Borrower shall not terminate the Development Agreement without Agent’s prior written consent; (c) Borrower shall give Agent written notice of any notice or information that Borrower receives which indicates that Developer is terminating the Development Agreement or that Developer is otherwise discontinuing its development of the Property; and (d) Borrower shall give Agent a copy of any written notice of default sent by Borrower to Developer under the Development Agreement and any default notice received from Developer under the Development Agreement.

4.          Upon receipt by Developer of written notice from Agent that an Event of Default has occurred and is continuing, Agent shall have the right, but not the obligation, to exercise all rights as owner of the Property under the Development Agreement. In the event that Agent exercises the rights of owner under the Development Agreement pursuant to this Assignment (i.e., Agent elects to continue the Development Agreement), Agent shall also assume all of the obligations that arise under the Development Agreement from and after (but not before) the date of Agent’s election to continue the Development Agreement. Such election shall only be evidenced by writing from Agent of such election, and may be before or after a foreclosure of the Security Instrument; provided, however, Developer shall not be obligated to continue to perform its obligations under the Development Agreement at any time that any amounts or fees due to Developer under the Development Agreement are past due.

5.          After the occurrence and during the continuance of an Event of Default, Agent (or its nominee) shall have the right at any time thereafter to terminate the Development Agreement, without cause and without liability, by giving written notice to Developer of its election to do so (the “Termination Notice”). The Termination Notice shall specify the date of termination, which shall not be less than ten (10) days after the date of such notice; provided, however, if Agent has foreclosed on its lien under the Security Instrument, Agent may immediately provide the Termination Notice without any restriction on the date of termination (i.e., the Development Agreement may be immediately terminated upon the date of the Termination Notice). Notwithstanding anything to the contrary contained in this Assignment, in the event Agent elects to terminate the Development Agreement, such termination shall not be construed as a release by Developer of Borrower’s obligations thereunder.

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6.          If Agent terminates the Development Agreement following the occurrence of an Event of Default, then on the effective date of the termination of the Development Agreement, Developer shall turn over to Agent, to the extent in Developer’s possession or reasonably available to Developer, all books and records relating to the Property (copies of which may be retained by Developer, at Developer’s expense), together with such authorizations and letters of direction addressed to contractors, tenants, suppliers, employees, banks and other parties as Agent may reasonably require. Developer shall cooperate with Agent in the transfer of development responsibilities to Agent or its designee. A final accounting of unpaid fees (if any) due to Developer under the Development Agreement shall be made thirty (30) days after the effective date of termination, but neither Agent nor Lenders shall have any liability or obligation to Developer for unpaid fees or other amounts payable under the Development Agreement which accrue before Agent or its designee acquires title to the Property, or Agent or its designee becomes a mortgagee in possession, or if later, the date that Agent exercised its rights under Section 4.

7.          Developer agrees that that all rights and interests of Developer under the Development Agreement, including without limitation Developer's rights to fees or other amounts to be paid by or on behalf of Borrower to Developer or Developer's employees, agents or contractors pursuant to the Development Agreement, are hereby expressly subordinated and made secondary and inferior to the liens, security interests, assignments, rights and remedies created or existing by virtue of the Loan Documents, including without limitation, the Security Instrument, and that all such payments and fees due to Developer under the Development Agreement are subordinated to payments due under the Loan Documents (provided, however, Developer shall be entitled to retain any fees and payments received by Developer under the Development Agreement at any time that no Event of Default exists. This subordination shall extend to any substitution for or any modification, increase, renewal or extension of all or any part of the indebtedness secured by the Security Instrument and to any amendment or modification of any Loan Document and notice of any such substitution, modification, increase, renewal, extension, amendment or modification to Developer, and the consent thereto of Developer, shall not be necessary.

8.          Developer’s address for notice is 3819 Maple Avenue, Dallas, Texas 75219, Attention of Timothy J. Hogan. All notices to be given by Agent to Developer shall be given in the same manner as notices to Borrower pursuant to the notice provisions contained in the Loan Agreement.

9.          This Assignment may be executed in any number of counterparts, each of which shall be considered an original for all purposes; provided, however, that all such counterparts shall constitute one and the same instrument.

10.         This subordination shall be binding upon Developer, its successors and assigns, and shall inure to the benefit of Agent and Lenders and their respective successors and assigns, including, without limitation, each and every subsequent owner and holder of the indebtedness secured by the Security Instrument, or any purchaser of the Property or any part thereof at foreclosure of the lien of the Security Instrument or by transfer in lieu of such foreclosure.

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IN WITNESS WHEREOF, Borrower, Agent and Developer have executed this Assignment effective as of the date first above written.

BORROWER:

BR T&C BLVD., LLC,
a Delaware limited liability company

By:	HCH 106 Town and Country, L.P., a Delaware limited partnership, a manager

	By:	Maple Multi-Family Development, L.L.C., a Texas limited liability company, its general partner

By:
Name:
Title:

DEVELOPER:

MAPLE MULTI-FAMILY OPERATIONS, L.L.C.,
a Delaware limited liability company

By:
Name:
Title:

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT - Signature Page

AGENT:

COMPASS BANK, an Alabama banking corporation, as Administrative Agent for the Lenders

By:
Name:
Title:

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT - Signature Page

EXHIBIT A

Being a tract or parcel, containing 2.3190 acres (101,014 square feet) of land, situated in the George Bellows Survey, Abstract Number 3, City of Houston, Harris County, Texas, and consisting of four tracts: 1) all that certain called 25,244 square feet described in deed to TADI Investments, Inc., as recorded under Harris County Clerk’s File (H.C.C.F.) Number W388396; 2) all that certain called 1.0148 acres described in deed to Performance Development L.P., as recorded under Harris County Clerk’s File (H.C.C.F.) Number 20120530439; 3) all that certain called 0.475 acre described in deed to Alvin Wong Gee, as recorded under H.C.C.F. Number T207436; and 4) being part of and out of Unrestricted Reserve "A", Block 1, CITYPOINT, a plat of subdivision recorded under Film Code Number 653107, Harris County Map Records; also being part of and out of that certain tract described in deed to Memorial City Redevelopment Authority (herein referred to as the "MCRA Tract"), as recorded under H.C.C.F. Number 20140105540; said 2.3190 acre tract being more particularly described as follows (bearings herein are grid bearings based on the Texas Coordinate System, South Central Zone Number 4204; NAD 83; distances are surface distances based on the U.S. Survey Foot and may be converted to grid by multiplying by a combined scale factor of 0.999870017):

BEGINNING at the intersection of the south right-of-way (R.O.W.) line of Interstate Highway 10, based on a varying width, with the west R.O.W. line of Town and Country Boulevard, based on a 100-foot width and dedicated to City of Houston (public), under H.C.C.F. Number C703140; also being the northeast corner of that certain called 25,244 square feet described in said deed to TADI Investments, Inc. and of the herein described tract, from which a Texas Department of Transportation aluminum disk found for reference bears South 04°33 West, 0.90 feet;

THENCE, South 02°42’17” East, with the west R.O.W. line of said Town and Country Boulevard, at a distance of 498.80 feet passing the northeast corner of the aforesaid Unrestricted Reserve "A" of CITYPOINT, and continuing in all a total distance of 558.74 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set marking the southeast corner of the herein described tract;

THENCE, South 87°17’43” West, departing said west R.O.W. line and along a line 60.00 feet northerly of and parallel with the south line of said MCRA Tract, a distance of 180.09 feet to a 5/8-inch iron rod with plastic cap, stamped "TERRA SURVEYING", set in the east line of that certain called 3.1080 acres described in deed to SFP Hotel Partners, L.P., as recorded under H.C.C.F. Number 20130225814; said iron rod also being in the west line of said Unrestricted Reserve "A" and said MCRA Tract, and marking the southwest corner of the herein described tract;

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT – Exhibit A

THENCE, North 02°42’17” West, with the east line of said 3.1080 acre tract, and the west line of said Unrestricted Reserve "A" and said MCRA Tract, at 59.94 feet pass the southwest corner of the aforesaid 0.475 acre tract, and the northwest corner of said Unrestricted Reserve "A" and said MCRA Tract, from which an "X" in concrete found for reference bears North 02º42'17" West, 0.56 feet, and from which another "X" in concrete found for reference bears North 19º43' West, 0.58 feet; continuing with said east line and the west line of said 0.475 acre tract, at 175.28 feet pass a 1/2-inch iron rod found marking the southwest corner of the aforesaid 1.0148 acre tract and the northwest corner of said 0.475 acre tract; continuing with said east line and the west line of said 1.0148 acre tract, at a distance of 420.74 feet to a 5/8-inch iron rod with cap found marking the southwest corner of the aforesaid 25,244 square foot tract, and the northwest corner of said 1.1048 acre tract, and continuing in all a total distance of 563.08 feet to a point in the aforesaid south R.O.W. line of Interstate Highway 10, same being the northeast corner of said 3.1080 acre tract, the northwest corner of the said 25,244 square foot tract and of the herein described tract, from which a found 5/8-inch iron rod with cap bears North 38º26' East, 0.19 feet;

THENCE, North 88°40’43” East, with said south R.O.W. line and the north line of said 25,244 square foot tract, a distance of 180.14 feet to the POINT OF BEGINNING and containing 2.3190 acres (101,014 square feet) of land.

ASSIGNMENT AND SUBORDINATION OF DEVELOPMENT AGREEMENT – Exhibit A